SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           Date of Event: May 1, 2003
                           Date of Report: May 6, 2003

                           ICON INCOME FUND NINE, LLC
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                          incorporation or organization)

           333-67638                                    13-4183234
     (Commission File Number)            (I.R.S. Employer Identification Number)

100 Fifth Avenue, Tenth Floor
New York, New York                                                   10011
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (212) 418-4700

Item 4.    Changes in Registrant's Certifying Accountant.

On May 1, 2003, the Company dismissed KPMG LLP ("KPMG"), as its principal independent auditors. On May 6, 2003, ICON Income Fund Nine, LLC (the "Company") engaged Hays & Company LLP ("Hays"), as the Company's principal independent auditors. The decision to change auditors was ratified by the Board of Directors of ICON Capital Corp., the manager of the Company.

KPMG's reports on the Company's financial statements for fiscal years ended December 31, 2002 and 2001 do not contain an adverse opinion or a disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended December 31, 2002 and 2001 and through the subsequent interim period to May 1, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure that, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report.

In connection with their audit of the Company's December 31, 2001 consolidated financial statements, KPMG submitted a letter to the Company (the "Auditor's Letter") describing certain matters involving internal controls and its operation that they considered to be a reportable condition under standards established by the American Institute of Certified Public Accountants. Reportable conditions are significant deficiencies in the design or operation of internal control that could adversely affect the Company's ability to record, process, summarize and report financial data. The Auditor's Letter specifically stated that it did not affect any of KPMG's reports on the financial statement of the Company for 2001.

The Auditor's Letter identified the following internal control deficiencies: (i) timely reconciliations should be prepared and reviewed for all cash accounts, lease subledgers, aging reports and debt balances, (ii) information for all new leases should be approved by the accountant's supervisor on a timely basis before being input into the lease system, and (iii) manual journal entries should be adequately supported with proper documentation and reviewed before being processed.

At the time of receipt of the Auditor's Letter, the Company had already begun to improve the conditions identified by the Auditor's Letter and had hired additional staff and supervisors to facilitate greater timeliness in the accounting function. Reconciliations are prepared and reviewed more frequently for all cash accounts, lease subledgers, aging reports and debt balances in order to have the detailed ledgers and schedules more consistently in agreement with the general ledger. The recordations of new or renewal leases are reviewed more timely by more experienced staff and continue to be approved by the president of the manager in order to improve the efficacy in accounting for each lease. The Company's policy regarding the level of support and detail for all manual journal entries has been revised to require greater documentation and review to support such entries prior to processing.

In addition, the Company established separate bank accounts for each joint venture receiving cash in which the Company has a fractional interest to improve cash tracking and is in the process of establishing separate ledger accounts for each lender to improve debt accountability. Further, the Company is evaluating whether upgrading or replacing the general ledger would allow for a decrease in the amount of reclassification entries required in order to produce financial statements.

During the Company's fiscal years ended December 31, 2002 and 2001 and through the subsequent interim period to May 1, 2003, the Company did not consult with Hays regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

We have provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the "Commission"). KPMG has provided us with a letter, addressed to the Commission, which is filed as Exhibit 16.1 to this Form 8-K.

Item 7.  Financial Statements and Exhibits

Exhibits: 16.1 Letter from KPMG to the Securities and Exchange Commission, dated May 6, 2003.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.



                                        ICON INCOME FUND NINE, LLC
                                        (a Delaware Limited Liability Company)

                                        By: ICON Capital Corp.
                                            Manager

DATE: As of May 6, 2003

                                        By: /s/ Paul B. Weiss
                                            -----------------------------------
                                            Paul B. Weiss
                                            President

                                                            EXHIBIT INDEX




Exhibit Designation           Nature of Exhibit
-------------------           -----------------

16.1                          Letter from KPMG to the Securities and Exchange
                              Commission, dated May 6, 2003

                                                                   EXHIBIT 16.1



  May 6, 2003

  Securities and Exchange Commission

  Washington, D.C.  20549

  Ladies and Gentlemen:

  We were previously principal accountants for ICON Income Fund Nine, LLC and, under the date of March 26, 2003, we reported on the consolidated financial statements of ICON Income Fund Nine, LLC as of December 31, 2002 and 2001, for the year ended December 31, 2002 and for the period from July 11, 2001 (date of inception) to December 31, 2001. On May 1, 2003, our appointment as principal accountants was terminated. We have read ICON Income Fund Nine, LLC's statements included under Item 4 of its Form 8-K dated May 6, 2003, and we agree with such statements, except that we are not in a position to agree or disagree with (i) the statement in paragraph 1 under Item 4 indicating that on May 1, 2003, ICON Income Fund Nine, LLC engaged Hays & Company LLP as the Fund's principal independent auditors which was ratified by the board of directors of ICON Capital Corp., the manager of ICON Income Fund Nine, LLC and (ii) the statements in paragraphs 6, 7 and 8 under Item 4.

  Very truly yours,


  KPMG LLP